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                                                                 Exhibit e(1)(d)

                                 AMENDMENT NO. 3
                              TO FIRST AMENDED AND
                     RESTATED MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                              AIM TAX-EXEMPT FUNDS
              (CLASS A SHARES, CLASS A3 SHARES AND CLASS C SHARES)
                                       AND
                            A I M DISTRIBUTORS, INC.

      The First Amended and Restated Master Distribution Agreement (the Agreement"), dated July 1, 2000, by and between AIM Tax-Exempt Funds, a Delaware statutory trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

      1. The following paragraph is added at the end of Section FOURTH: (A):

            "The public offering price of the Investor Class shares of the Company shall be the net asset value per share. Net asset value per share shall be determined in accordance with the provisions of the then current Investor Class shares' prospectus and statement of additional information."

      2. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                              TO FIRST AMENDED AND
                     RESTATED MASTER DISTRIBUTION AGREEMENT
                                       OF
                              AIM TAX-EXEMPT FUNDS

CLASS A SHARES

AIM Tax-Exempt Cash Fund
AIM Tax-Free Intermediate Fund
AIM High Income Municipal Fund

CLASS A3 SHARES

AIM Tax-Free Intermediate Fund

CLASS C SHARES

AIM High Income Municipal Fund

INVESTOR CLASS SHARES

AIM Tax-Exempt Cash Fund"
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            All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  __________________, 2003
                                              AIM TAX-EXEMPT FUNDS

Attest:                                       By:
         --------------------------------        -------------------------------
         Assistant Secretary                     President



                                              A I M DISTRIBUTORS, INC.

Attest:                                       By:
         --------------------------------        -------------------------------
         Assistant Secretary                     President